UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Nielsen N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 23, 2014, Nielsen N.V. (the “Company”), parent company of The Nielsen Company B.V., announced that its indirect wholly-owned subsidiaries, Nielsen Finance LLC and Nielsen Finance Co., proposed to offer, through a private placement, $800,000,000 aggregate principal amount of 5.00% senior notes due 2022, subject to market and other conditions. The full text of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

On June 23, 2014, the Company issued a press release announcing the pricing of the private placement of $800,000,000 aggregate principal amount of 5.00% senior notes due 2022. The full text of the press release is furnished herewith as Exhibit 99.2, and is incorporated herein by reference.

The senior notes will trade interchangeably with the $750,000,000 aggregate principal amount of 5.00% Senior Notes due 2022 issued by Nielsen Finance LLC and Nielsen Finance Co. on April 11, 2014.

The registrant is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On June 23, 2014, the Issuers provided notice of their election to redeem all the currently outstanding 7.75% Senior Notes due 2018 (the “Redeemed Notes”). The Redeemed Notes will be redeemed on July 23, 2014 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 100% of the principal amount thereof plus an applicable “make-whole” premium as of the Redemption Date as specified in the indenture governing the Redeemed Notes plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K).

Exhibit 99.1	— Press Release, dated June 23, 2014.

Exhibit 99.2	— Press Release, dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

NIELSEN N.V. THE NIELSEN COMPANY B.V.

By:	/s/ Harris Black
Name:	Harris Black
Title:	Secretary